FREE WRITING PROSPECTUS
PART I of II
Filed pursuant to Rule 433

                                                  $1,231,394,000 (Approximate)

                                           HOME EQUITY LOAN PASS-THROUGH CERTIFICATES,
                                                     SERIES 2007-HSA2

                                      RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.
                                             DEPOSITOR (SEC FILE NO. 333-140605)
                                                          DEPOSITOR

                                              RESIDENTIAL FUNDING COMPANY, LLC
                                                 Seller and Master Servicer

                                                       April 20, 2007
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                Any transactions in the Offered Certificates will be effected through Residential Funding Securities, LLC

Expected Timing:          Pricing Date:                     On or about  April 23, 2007
                          Settlement Date:                  On or about  April 27, 2007
                          First Distribution Date:          May 25, 2007

Structure:                Fixed Rate CES:                   O/C and MBIA Wrap
                          Rating Agencies:                  Moody's and S&P

             Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information

Any transactions in the certificates will be effected through Residential Funding Securities, LLC.

The information herein has been provided solely by Residential Funding Securities, LLC ("RFS") based on information with respect to the mortgage loans provided by Residential Funding Company, LLC (RFC") and its affiliates. RFS is a wholly owned subsidiary of RFC.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE  DEPOSITOR HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A PROSPECTUS)  WITH THE SEC FOR THE OFFERING TO WHICH
THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION  STATEMENT AND
OTHER  DOCUMENTS  THE  DEPOSITOR  HAS FILED WITH THE SEC FOR MORE  COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE
OFFERING.  YOU MAY GET  THESE  DOCUMENTS  AT NO  CHARGE  BY  VISITING  EDGAR  ON THE  SEC  WEB  SITE AT  WWW.SEC.GOV.
ALTERNATIVELY,  THE DEPOSITOR,  ANY UNDERWRITER OR ANY DEALER  PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU
THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE (888) 523-3990.

The  certificates may not be suitable for all investors.  RFS and its affiliates may acquire,  hold or sell positions in these  certificates,  or in related  derivatives,  and may have an investment or commercial  banking  relationship with the depositor.

The certificates referred to in these materials are being sold when, as and if issued.  The issuing entity is not obligated to issue such certificate or any similar certificate and RFS's obligation to deliver such certificate is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such certificate when, as and if issued by the issuing entity.  You are advised that the terms of the certificates of any series, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series.  You are advised that certificates may not be issued that have the characteristics described in these materials.  RFS's obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials.  If for any reason RFS does not deliver such certificates, RFS will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange
Commission because they contain important information.

This free writing  prospectus is being delivered to you solely to provide you with information  about the offering of the certificates  referred to in this free writing  prospectus and to solicit an offer to purchase the  certificates, when,  as and if issued.  Any such offer to  purchase  made by you will not be  accepted  and will not  constitute  a contractual  commitment  by you to purchase any of the  certificates  until we have  accepted  your offer to purchase certificates.  We will  not  accept  any  offer  by you to  purchase  the  certificates,  and you  will  not have any contractual  commitment  to  purchase  any  of the  certificates  until  after  you  have  received  the  preliminary prospectus.  You may  withdraw  your  offer to  purchase  certificates  at any time prior to our  acceptance  of your offer. The information in this free writing  prospectus  supersedes any information  contained in any prior materials relating to the certificates.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

RFS and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the certificates mentioned herein or derivatives thereof (including options).  Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these certificates prior to the time of your commitment to purchase any certificates.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these certificates in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFS's judgment as of this date and are subject to change.
All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, RFS does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility.  RFS (or any of its affiliates) or their officers, directors, analysts or employees may have positions in certificates, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such certificates, commodities or derivative instruments. In addition, RFS may make a market in the certificates referred to herein.

Finally,  RFS has not addressed the legal,  accounting and tax  implications of the analysis with respect to you, and RFS strongly urges you to seek advice from your counsel, accountant and tax advisor.

                                    RFMSII Home Equity Loan Pass-Through Certificates,
                                                     Series 2007-HSA2

                                               $1,231,394,000 (Approximate)

                                   Characteristics of the Certificates (a)(b)(c)(d)(e)

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                                                     Preliminary Offered Certificates
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                                                              Interest      Expected      Expected Princpal  Final Scheduled
                     Approximate     Interest    Principal    Accrual       WAL (yrs)     Window (months)     Distribution    Expected rating
Class                   Size           Type        Type        Basis        Call/Mat          Call/Mat            Date        (S&P/Moody's)
----------------- ------------------ ---------- ------------ ------------ -------------- -------------------- --------------- -------------
A-1V                   $134,801,000  Floating       SEQ       Act / 360    0.90 / 0.90     1 - 21 / 1 - 21     25-Jan-2022     AAA / Aaa
A-1F                   $400,000,000    Fixed        SEQ       30 / 360     0.90 / 0.90     1 - 21 / 1 - 21     25-Jan-2022     AAA / Aaa
A-2                    $132,580,000    Fixed        SEQ       30 / 360     2.00 / 2.00    21 - 27 / 21 - 27    25-Jan-2022     AAA / Aaa
A-3                    $225,759,000    Fixed        SEQ       30 / 360     3.00 / 3.00    27 - 47 / 27 - 47    25-Dec-2025     AAA / Aaa
A-4                    $143,159,000    Fixed        SEQ       30 / 360     5.00 / 5.00    47 - 80 / 47 - 80    25-Dec-2029     AAA / Aaa
A-5                     $71,956,000    Fixed        SEQ       30 / 360    7.05 / 10.34   80 - 85 / 80 - 177    25-Apr-2037     AAA / Aaa
A-6                    $123,139,000    Fixed        NAS       30 / 360     5.91 / 6.29   37 - 85 / 37 - 177    25-Apr-2037     AAA / Aaa
Offered
Certificates         $1,231,394,000
----------------- ------------------ ---------- ------------ ------------ -------------- -------------------- --------------- -------------

Notes:
(a)  Class sizes subject to a variance of +/-5.0%.
(b)  The WAL and Payment Windows are shown to the optional redemption date (as described herein) and to maturity.
     Prepayment Speed: 10% CPR in the first month of the life of the home equity loans, building to 28% CPR over the first 12 months, remaining constant at 28% thereafter.
(c)  The pass-through rate on the Class A-1V will be equal to the least of (i) one-month LIBOR plus the related margin,
     (ii) the Net WAC Cap Rate and (iii) 14.00% per annum.
(d)  The  Pass-Through  Rate for the Class A-5 and Class A-6 Certificates  will increase by 0.50%,  subject to the Net
     WAC Cap Rate, on the second  Distribution  Date following the first possible  optional  termination  date for the
     Mortgage Loans.
(e)  The expected weighted average lives and principal windows are run at the pricing speed.
(f)  For the Class A-1V, A-1F, A-2, A-3and A-4 Certificates,  the final scheduled Distribution Date will be calculated assuming no  prepayments,  losses or  delinquencies  on the mortgage  loans,  no  termination of the Trust on the optional  termination date, and a required  overcollateralization  amount of $0. For all other Certificates,  the final scheduled  Distribution  Date is the Distribution  Date in the month following the latest maturing mortgage loan.

                                                   Transaction Summary

Depositor:                     Residential Funding Mortgage Securities II, Inc.

Issuer:                        Home Equity Loan Trust 2007-HSA2.

Subservicers:                  Homecomings Financial, LLC, ("Homecomings") a wholly-owned subsidiary of Residential
                               Funding Company, LLC (the "Seller", "Master Servicer" or "Residential Funding"), an
                               indirect wholly-owned subsidiary of Residential Capital, LLC will subservice approximately 85.5% of the mortgage loans and GMAC Mortgage, LLC ("GMACM") an affiliate of Residential Funding will subservice approximately 14.5% of the mortgage loans.

Originator:                    Approximately  22.4% of the mortgage loans were originated by Homecomings  Financial,  LLC, which is a wholly-owned subsidiary of Residential Funding Company, LLC.
Master Servicer:               Residential Funding Company, LLC.

Advances:                      There is no required  advancing of delinquent  principal or interest on the mortgage  loans by the Master  Servicer,  the  Subservicer,  the Trustee,  the Credit Enhancer or any other entity.

Joint Lead Underwriters:       Residential Funding Securities, LLC and Greenwich Capital Markets, Inc.

Co-Manager:                    Citigroup Global Markets Inc.

Trustee:                       LaSalle Bank National Association.

Rating Agencies:               Standard and Poor's, a division of The McGraw Hill Companies, Inc. ("S&P") and Moody's
                               Investors Service, Inc. ("Moody's") will rate the Offered Certificates.

Credit Enhancer:               MBIA Insurance Corporation ("MBIA"), rated Aaa by Moody's and AAA by S&P.

Offered Certificates:          $134,801,000  adjustable-rate  Class A-1V Certificates and $1,096,593,000  fixed-rate Class
                               A-1F   Certificates   through  Class  A-6  Certificates   (together  with  the  Class  A-1V
                               Certificates,  the "Class A  Certificates").  The Class A Certificates are primarily backed by  closed-end  fixed-rate  home equity  loans (the "HELs" or the  "mortgage  loans").  The
                               Class A  Certificates  (the  "Offered  Certificates")  will be  offered  by the  prospectus supplement.

Federal Tax Status:            The Class A Certificates will be designated as REMIC regular interests for tax purposes.

Form of Registration:          The Offered Certificates will be available in book-entry form through DTC, Clearstream,
                               Luxembourg and the Euroclear System in same day funds.

Minimum Denominations:         The Offered Certificates will be made available in minimum denominations of $100,000.

Cut-off Date:                  April 1, 2007.

Closing Date:                  On or about April 27, 2007.

Distribution Date:             The 25th day of each month (or if not a business  day, the next  succeeding  business  day)
                               commencing in May 2007.

Accrued Interest:              The  price to be paid by  investors  for the  Class  A-1V  Certificates  will  not  include accrued  interest  (settling  flat).  The price to be paid by investors for the Class A-1F,
                               Class  A-2,  Class  A-3,  Class  A-4,  Class A-5 and Class A-6  Certificates  will  include accrued interest from the Cut-off Date up to, but not including, the Closing Date.

ERISA Considerations:          Subject to the considerations contained in the base prospectus, the Offered Certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts assets.

                               See "ERISA Considerations" in the base prospectus.

SMMEA Eligibility:             The Offered Certificates will not be SMMEA eligible.

Optional Termination:          The Master  Servicer will have the option to purchase all of the remaining  mortgage  loans or all of the  Certificates  on the  Distribution  Date on which  the  aggregate  principal balance of the mortgage loans after applying  payments  received in the related  collection period  falls  below  or is equal to 10% of their  aggregate  principal  balance  as of the
                               Cut-off Date.

Pricing Prepayment
Speed:                         The  Offered  Certificates  will be priced  based on the  following  collateral  prepayment assumptions:

                               10% CPR in the first month of the life of the home equity  loans,  building to 28% CPR over the first 12 months, remaining constant at 28% thereafter.

Collateral Description:        The  information  below  regarding  the mortgage  loans is based on a  preliminary  pool of assets.  The  weighted  average  characteristics  of the  final  pool are not  expected  to materially change at closing.

                               The "HELs" are  comprised  of 24,092  fixed-rate,  closed-end  home equity  loans  totaling
                               $1,300,997,943  as of the  Cut-off  Date,  secured  primarily  by  second  liens on one- to four-family residential properties, with CLTVs not in excess of 100%.

Interest Accrual Period:       Class A-1V Certificates: from and including the preceding Distribution Date (or, for the first Distribution Date, the Closing Date) to but excluding the related Distribution Date on an actual/360 basis.

                               Class A Certificates  (other than the Class A-1V  Certificates):  calendar month  preceding the related Distribution Date on a 30/360 basis.

Payment Delay:                 For the Class A  Certificates  (other than the Class A-1V  Certificates):  24 days. For the
                               Class A-1V Certificates: 0 days.

Class A Certificates:          The "Class  A-1V  Pass-Through  Rate"  will be equal to the lesser of (a) 1-mo.  LIBOR plus
                               [   ]% per annum, (b)  the Net WAC Cap Rate and (c) 14.0% per annum.

                               The Pass-Through  Rates for Class A-1F through Class A-6 Certificates  will be equal to the lesser of (a) the related fixed-rate coupon for each Class and (b) the Net WAC Cap Rate.

                               Any  interest  shortfalls  due to the Net WAC Cap Rate  (the "Net WAC Cap  Shortfalls")  or
                               prepayment   interest   shortfalls   will  carry  forward  with  interest  at  the  related
                               pass-through  rate for such Class A Certificates  and will be reimbursed by excess interest from the HELs to the  extent  available.  Any  Relief  Act  shortfalls  on the HELs will be allocated  to the Class A  Certificates  pro rata based upon the  interest  that would have accrued on these  Certificates  absent these  reductions  and will be repaid in the current period only, to the extent of Excess Interest available for that purpose.

Step-up Coupon:                The  Pass-Through  Rates for the Class A-5 and Class  A-6  Certificates  will  increase  by
                               0.50%,  subject to the Net WAC Cap Rate,  on the second  Distribution  Date  following  the first possible optional termination date for HELs.

Net Mortgage
Rate:                          The "Net  Mortgage  Rate"  for any  mortgage  loan  equals  the  mortgage  rate  minus  the subservicing fee.

Net WAC Cap Rate:              The "Net WAC Cap Rate" will equal (i) the  weighted  average of the Net  Mortgage  Rates of the  mortgage  loans as of the  first day of the month  preceding  the month in which  such distribution  date  occurs  minus  (ii) the  product  of (a) the rate at which  the  Policy premium is paid and (b) a fraction  expressed  as a  percentage  the  numerator of which is the  Certificate  Principal  Balance  of  the  Class  A  Certificates  as  of  the  related distribution  date and the denominator of which is the aggregate Stated  Principal  Balance of the mortgage loans as of the related  distribution  date. With respect to the Class A-1V
                               Certificates,  the Net WAC Cap Rate is  further  adjusted  by  multiplying  that  rate by a fraction,  the numerator of which is 30 and the  denominator  of which is the actual number of days in the related Interest Accrual Period.

Net WAC Cap Shortfall:         On any  Distribution  Date and with respect to any class of  Certificates,  the excess,  if any,  of (x)  interest  that would  have  accrued on such  Certificates  at the  applicable pass-through  rate without  application  of the Net WAC Cap Rate over (y) interest  accrued thereon at the Net WAC Cap Rate.

The Policy:                    The financial  guaranty  insurance  policy issued by MBIA (the  "Policy") will provide 100%
                               coverage of timely  interest,  principal  portions of any allocated  realized  losses,  and ultimate  payment of principal by the latest  stated  final  maturity  date for the Class A
                               Certificates.  The Policy will not cover any prepayment  interest  shortfalls or Relief Act shortfalls  nor any  reduction in accrued  interest due to the  application  of the Net WAC
                               Cap Rate applicable to the Class A Certificates.
Credit Enhancement:
                                    o   Excess interest,
                                    o   Overcollateralization and
                                    o   A financial guaranty insurance policy.

Excess Interest:               Because the  mortgagors  are expected to pay more  interest on the  mortgage  loans than is necessary  to pay interest on the  Certificates,  along with fees and expenses of the trust each month,  there may be excess interest.  On each  Distribution Date this excess interest may be used to  protect  the  Certificates  against  most  types of  losses  by  making  an additional payment of principal up to the amount of the losses.

Overcollateralization
(subject to change):           On the Closing Date, the initial  Overcollateralization  Amount for the mortgage loans will be equal to [5.35]%.  Beginning on the [seventh]  Distribution  Date,  Excess Interest will be applied,  to the extent not used to cover current or previously  unpaid  losses,  and to pay the premium to the Credit  Enhancer on the Policy or reimburse the Credit  Enhancer for prior draws on the Policy,  and to make  accelerated  payments of  principal to the Class A
                               Certificates  then entitled to receive payments of principal,  until the principal  balance of the mortgage loans exceeds the aggregate  Certificate  Principal  Balance of the Class A
                               Certificates  by a specified  amount.  This  excess  represents  the  Overcollateralization
                               Amount.  Initially, the Required  Overcollateralization  Amount will be equal to [7.25]% of the  aggregate  principal  balance  of the  mortgage  loans  as of the  Cut-off  Date.  The
                               Required  Overcollateralization  Amount may decrease in the future  pursuant to the pooling and servicing agreement.

Required
Overcollateralization
Amount
(subject to change):           With  respect  to  any  Distribution  Date  prior  to  the  Stepdown  Date,  the  "Required
                               Overcollateralization  Amount" will equal [7.25]% of the aggregate  balance of the mortgage loans as of the  Cut-off  Date.  With  respect  to any  Distribution  Date on or after  the
                               Stepdown Date, the Required  Overcollateralization  Amount will equal the lesser of (a) the initial  Required  Overcollateralization  Amount  and  (b)  [14.50]%  of  the  then-current aggregate  principal  balance of the mortgage loans,  subject to the  Overcollateralization
                               Floor  and  to the  satisfaction  of  certain  conditions  specified  in  the  pooling  and servicing agreement.

Overcollateralization
Floor:                         An amount equal to 0.50% of the  aggregate  principal  balance of the mortgage  loans as of the Cut-off Date.

Stepdown Date:                 The later of (a) the [November 2009]  Distribution  Date and (b) the  Distribution  Date on
                               which the aggregate  principal  balance of mortgage loans after applying  payments received in the  related  collection  period is less  than 50% of the  initial  aggregate  principal balance of the  mortgage  loans as of the  Cut-off  Date,  subject to the  satisfaction  of certain conditions specified in the pooling and servicing agreement.

Priority of Distributions:

                  On each  Distribution  Date,  principal and interest  collections with respect to the mortgage loans and payments  made under the Policy will be allocated  from the payment  account in the  following  order of priority:
                  (1)      To pay  accrued  interest  due on  the  Class  A  Certificates  pro  rata,  as  reduced  by any prepayment interest shortfalls, and Relief Act shortfalls;
                  (2)      To pay as principal on the Class A  Certificates,  an amount equal to the principal  collection distribution amount for such Distribution Date;
                  (3)      To pay as  principal  on the Class A  Certificates,  an amount  equal to the  liquidation  loss distribution amount for such Distribution Date;
                  (4)      To pay the Credit  Enhancer the premium for the Policy and any previously  unpaid  premiums for the Policy, with interest;
                  (5)      To  reimburse  the  Credit  Enhancer  for prior  draws  made on the  Policy,  other  than those attributable to excess loss amounts, with interest;
                  (6)      To pay as additional  principal on the Class A Certificates,  an amount from excess interest on the  mortgage  loans,  to  bring  the  amount  of  Overcollateralization  up  to  the  Required
                           Overcollateralization Amount for such Distribution Date;
                  (7)      To pay the Credit  Enhancer any other  amounts owed to it under the  insurance  agreement  with respect to the Policy;
                  (8)      To pay the Class A Certificates any prepayment  interest  shortfalls on the mortgage loans with respect to the current  period or remaining  unpaid from any previous  collection  periods with interest;
                  (9)      To pay the Class A  Certificates,  pro rata, any current  period and previously  unpaid Net WAC
                           Cap Shortfalls, with interest, based on the related shortfall amounts;
                  (10)     To pay the Class A  Certificates  current  period  Relief Act  shortfalls  with  respect to the mortgage loans; and
                  (11)     To pay any remaining amounts to the Class SB certificateholders.

Principal Distributions:       Amounts  distributable as principal on the Class A Certificates on each  Distribution  Date will be  distributed  first,  to the  holders  of the Class A-6  Certificates  based on the
                               Lockout Distribution  Percentage of the principal  distribution amount, until the principal balance of the Class A-6 Certificates has been reduced to zero;  second,  to the holders of the Class A-1V Certificates and A-1F Certificates,  pro-rata,  until the principal balances thereof have been  reduced to zero;  third,  to the holders of the Class A-2  Certificates, until the  principal  balance  of the  Class A-2  Certificates  has been  reduced  to zero;
                               fourth,  to the holders of the Class A-3  Certificates,  until the principal balance of the
                               Class A-3  Certificates  has been reduced to zero;  fifth,  to the holders of the Class A-4
                               Certificates,  until the principal  balance of the Class A-4  Certificates has been reduced to zero; sixth, to the holders of the Class A-5  Certificates,  until the principal balance of the Class A-5  Certificates  has been reduced to zero;  and  seventh,  to the holders of the Class A-6  Certificates,  until the principal balance of the Class A-6 Certificates has been reduced to zero.
Lockout
Distribution Percentage:       For the Class A-6 Certificates and any Distribution Date, the percentage indicated below of the Lockout Certificate Percentage for such Distribution Date:

                               Distribution Date Occurring In
                               May 2007 through April 2010                              0%
                               May 2010 through April 2012                             45%
                               May 2012 through April 2013                             80%
                               May 2013 through April 2014                            100%
                               May 2014 and thereafter                                300%

Lockout Certificate
Percentage:                    For the Class A-6  Certificates  and any  Distribution  Date, the  percentage  equal to the principal  balance of the Class A-6  Certificates  immediately  prior to such  Distribution
                               Date divided by the aggregate  principal  balance of the Class A  Certificates  immediately prior to such Distribution Date.

                                                  Rating Agency Contacts

----------------------------------------------------------------------------------------------------------------------------------------
                                             NAME                                                         PHONE EXTENSION
----------------------------------------------------------------------------------------------------------------------------------------
 Moody's:                                   Peter Genis                                                   (212) 553-7764
 S&P:                                        Ann Rossmann                                                 (212) 438-2610
----------------------------------------------------------------------------------------------------------------------------------------

FREE WRITING PROSPECTUS
PART II of II
Filed pursuant to Rule 433
----------------------------------------------------------------------------------------------------------------------------------

                                                   $1,231,394,000 (Approximate)

                                           HOME EQUITY LOAN PASS-THROUGH CERTIFICATES,
                                                     SERIES 2007-HSA2

                                      RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.
                                             Depositor (SEC File No. 333-140605)
                                                          Depositor

                                              RESIDENTIAL FUNDING COMPANY, LLC
                                                 Seller and Master Servicer

                                                       April 20, 2007
----------------------------------------------------------------------------------------------------------------------------------

                Any transactions in the Offered Certificates will be effected through Residential Funding Securities, LLC

Expected Timing:          Pricing Date:                     On or about  April 23, 2007
                          Settlement Date:                  On or about  April 27, 2007
                          First Distribution Date:          May 25, 2007

Structure:                Fixed Rate CES:                   O/C and MBIA Wrap
                          Rating Agencies:                  Moody's and S&P

             Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information

Any transactions in the certificates will be effected through Residential Funding Securities, LLC.

The information herein has been provided solely by Residential Funding Securities, LLC ("RFS") based on information with respect to the mortgage loans provided by Residential Funding Company, LLC ("RFC") and its affiliates. RFS is a wholly owned subsidiary of RFC.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE  DEPOSITOR HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A PROSPECTUS)  WITH THE SEC FOR THE OFFERING TO WHICH
THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION  STATEMENT AND
OTHER  DOCUMENTS  THE  DEPOSITOR  HAS FILED WITH THE SEC FOR MORE  COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE
OFFERING.  YOU MAY GET  THESE  DOCUMENTS  AT NO  CHARGE  BY  VISITING  EDGAR  ON THE  SEC  WEB  SITE AT  WWW.SEC.GOV.
ALTERNATIVELY,  THE DEPOSITOR,  ANY UNDERWRITER OR ANY DEALER  PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU
THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE (888) 523-3990.

The  certificates may not be suitable for all investors.  RFS and its affiliates may acquire,  hold or sell positions in these  certificates,  or in related  derivatives,  and may have an investment or commercial  banking  relationship with the depositor.

The certificates referred to in these materials are being sold when, as and if issued.  The issuing entity is not obligated to issue such certificate or any similar certificate and RFS's obligation to deliver such certificate is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such certificate when, as and if issued by the issuing entity.  You are advised that the terms of the certificates of any series, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series.  You are advised that certificates may not be issued that have the characteristics described in these materials.  RFS's obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials.  If for any reason RFS does not deliver such certificates, RFS will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange
Commission because they contain important information.

This free writing  prospectus is being delivered to you solely to provide you with information  about the offering of the certificates  referred to in this free writing  prospectus and to solicit an offer to purchase the  certificates, when,  as and if issued.  Any such offer to  purchase  made by you will not be  accepted  and will not  constitute  a contractual  commitment  by you to purchase any of the  certificates  until we have  accepted  your offer to purchase certificates.  We will  not  accept  any  offer  by you to  purchase  the  certificates,  and you  will  not have any contractual  commitment  to  purchase  any  of the  certificates  until  after  you  have  received  the  preliminary prospectus.  You may  withdraw  your  offer to  purchase  certificates  at any time prior to our  acceptance  of your offer. The information in this free writing  prospectus  supersedes any information  contained in any prior materials relating to the certificates.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

RFS and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the certificates mentioned herein or derivatives thereof (including options).  Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these certificates prior to the time of your commitment to purchase any certificates.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these certificates in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFS's judgment as of this date and are subject to change.
All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, RFS does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility.  RFS (or any of its affiliates) or their officers, directors, analysts or employees may have positions in certificates, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such certificates, commodities or derivative instruments. In addition, RFS may make a market in the certificates referred to herein.

Finally,  RFS has not addressed the legal,  accounting and tax  implications of the analysis with respect to you, and RFS strongly urges you to seek advice from your counsel, accountant and tax advisor.

Credit Score Range as of the Date of Origination of the Loans
---------------------- ------------ --------------------- ------------- -------------- --------------- -------------- --------------
                                                           Percentage
                                                          of loans by
                                                            Cut-off                       Weighted       Weighted
                                                              Date         Average        Average         Average       Weighted
                        Number of       Cut-off Date       Principal      Principal     Combined LTV     Residual        Average
Credit Score Range        Loans      Principal Balance      Balance        Balance         Ratio          Income      Junior Ratio
---------------------- ------------ --------------------- ------------- -------------- --------------- -------------- --------------
Less than 600              28                 $1,167,168     0.09%         $41,685         87.31%         $4,545         19.04%
600 - 619                  76                  3,727,460      0.29         49,046          90.77           5,118          20.51
620 - 639                 1,699               82,408,508      6.33         48,504          89.66           7,139          19.24
640 - 659                 2,394              125,562,771      9.65         52,449          90.48           7,241          20.06
660 - 679                 4,319              241,354,537     18.55         55,882          93.91           8,525          19.81
680 - 699                 4,479              250,394,919     19.25         55,904          94.41           8,616          20.12
700 - 719                 3,154              173,879,500     13.37         55,130          94.38           9,128          19.67
720 - 739                 2,649              145,357,470     11.17         54,873          94.68           8,411          20.19
740 - 759                 2,181              116,485,908      8.95         53,409          94.54           8,747          19.57
760 - 779                 1,674               86,645,855      6.66         51,760          94.28           8,236          19.48
780 - 799                 1,059               54,864,793      4.22         51,808          93.72           8,568          19.84
800 and Greater            380                19,149,053      1.47         50,392          93.44           8,230          20.69
                       ------------ --------------------- ------------- -------------- --------------- -------------- --------------
Total:                   24,092           $1,300,997,943    100.00%        $54,001         93.60%         $8,352         19.85%
                       ------------ --------------------- ------------- -------------- --------------- -------------- --------------

As of the cut-off date, the weighted average Credit Score of the Loans was approximately 701

Mortgage Rates of the Loans
-------------------- ----------- ------------------ ------------ ------------ -------------- ------------ ------------- ------------
                                                    Percentage
                                                     of loans
                                                    by Cut-off                  Weighted      Weighted                   Weighted
                                                       Date        Average       Average       Average      Weighted      Average
Range of Mortgage    Number of     Cut-off Date      Principal    Principal   Combined LTV    Residual      Average       Junior
Rate (%)               Loans     Principal Balance    Balance      Balance        Ratio        Income     Credit Score     Ratio
-------------------- ----------- ------------------ ------------ ------------ -------------- ------------ ------------- ------------
5.001 to 5.500           2                $100,030     0.01%       $50,015       80.00%        $16,727        771         18.75%
5.501 to 6.000           9                 854,137     0.07        94,904         82.04        17,196         746          14.13
6.001 to 6.500           15                796,591     0.06        53,106         86.48         7,369         741          19.58
6.501 to 7.000           70              4,804,225     0.37        68,632         82.57        10,825         745          28.38
7.001 to 7.500          217             11,059,552     0.85        50,966         86.97         7,245         745          18.82
7.501 to 8.000          836             41,828,724     3.22        50,034         87.11         8,315         737          20.80
8.001 to 8.500         1,668            84,458,566     6.49        50,635         91.53         7,152         732          20.27
8.501 to 9.000         1,998           106,656,846     8.20        53,382         89.42         7,900         715          21.32
9.001 to 9.500         1,776            99,103,297     7.62        55,801         90.89         7,816         711          20.52
9.501 to 10.000        3,158           155,624,336     11.96       49,279         92.91         8,058         705          19.54
10.001 to 10.500       2,243           126,561,670     9.73        56,425         93.21         8,237         704          18.94
10.501 to 11.000       2,344           139,299,876     10.71       59,428         94.39         8,970         697          19.13
11.001 to 11.500       1,862           112,334,766     8.63        60,330         95.80         8,514         693          19.62
11.501 to 12.000       2,074           117,497,430     9.03        56,653         95.84         8,250         693          19.84
12.001 to 12.500       1,911           107,666,264     8.28        56,340         96.73         8,744         688          19.43
12.501 to 13.000       1,631            85,036,092     6.54        52,137         96.38         8,540         681          19.89
13.001 to 13.500        888             43,102,710     3.31        48,539         95.95         8,844         678          20.09
13.501 to 14.000        750             32,068,943     2.46        42,759         96.10         9,731         674          19.88
14.001 to 14.500        393             19,875,545     1.53        50,574         96.51         9,742         672          20.36
14.501 to 15.000        153              7,352,232     0.57        48,054         96.35        14,067         681          19.66
15.001 to 15.500         22                872,518     0.07        39,660         95.59        34,753         685          18.70
15.501 to 16.000         30              1,362,546     0.10        45,418         95.44        60,367         693          18.24
16.001 to 16.500         12                630,218     0.05        52,518         96.07        14,772         700          19.19
16.501 to 17.000         14              1,153,416     0.09        82,387         96.49        10,153         708          19.56
17.001 to 17.500         4                 249,780     0.02        62,445         99.18         8,312         699          21.00
17.501 to 18.000         5                 204,406     0.02        40,881         94.72         6,382         676          18.30
18.001 to 18.500         4                 192,085     0.01        48,021         98.97          N/A          690          23.08
18.501 to 19.000         2                 163,397     0.01        81,699         95.00          N/A          664          15.79
19.001 to 19.500         1                  87,745     0.01        87,745         95.00          N/A          664          15.79
                     ----------- ------------------ ------------ ------------ -------------- ------------ ------------- ------------
Total:                 24,092       $1,300,997,943    100.00%      $54,001       93.60%        $8,352         701         19.85%
                     ----------- ------------------ ------------ ------------ -------------- ------------ ------------- ------------

As of the cut-off date, the Weighted average loan rate of the Loans was approximately 10.70%

Principal Balances of the Loans
------------------------------- ----------- ------------------- ------------ -------------- ------------- ------------- ------------
                                                                Percentage
                                                                 of loans
                                                                by Cut-off     Weighted       Weighted                   Weighted
                                                                   Date         Average       Average       Weighted      Average
                                Number of      Cut-off Date      Principal   Combined LTV     Residual      Average       Junior
Range of Principal Balance ($)    Loans     Principal Balance     Balance        Ratio         Income     Credit Score     Ratio
------------------------------- ----------- ------------------- ------------ -------------- ------------- ------------- ------------
$0.01 to $25,000.00               4,572            $84,052,830     6.46%        91.37%         $5,429         704         14.62%
$25,000.01 to $50,000.00          9,814            361,507,576     27.79         93.42         5,792          700          17.79
$50,000.01 to $75,000.00          4,949            303,596,793     23.34         94.29         6,781          700          19.51
$75,000.01 to $100,000.00         2,518            219,961,632     16.91         94.38         8,565          699          20.83
$100,000.01 to $125,000.00         990             111,019,929     8.53          95.71         9,672          704          21.66
$125,000.01 to $150,000.00         639              88,514,118     6.80          93.61         11,507         696          23.03
$150,000.01 to $175,000.00         183              29,719,938     2.28          94.02         15,309         716          22.98
$175,000.01 to $200,000.00         203              38,812,633     2.98          89.03         16,882         705          23.72
$200,000.01 to $225,000.00          36               7,688,400     0.59          92.79         17,845         714          24.21
$225,000.01 to $250,000.00          73              17,538,416     1.35          92.62         20,888         717          23.81
$250,000.01 to $275,000.00          23               6,064,333     0.47          91.28         19,294         715          24.89
$275,000.01 to $300,000.00          22               6,473,961     0.50          86.64         18,033         709          25.89
Greater than $300,000.00            70              26,047,382     2.00          89.36         24,743         710          27.21
                                ----------- ------------------- ------------ -------------- ------------- ------------- ------------
Total:                            24,092        $1,300,997,943    100.00%       93.60%         $8,352         701         19.85%
                                ----------- ------------------- ------------ -------------- ------------- ------------- ------------

As of the cut-off date, the average unpaid principal balance of the Loans was approximately $54,001

Original Combined LTV Ratio of the Loans

------------------------------------------------------------------------ ------------- --------------- -------------- --------------
                                                           Percentage
                                                           of loans by                   Weighted
                                                          Cut-off Date    Average         Average        Weighted       Weighted
Original Combined       Number of       Cut-off Date       Principal     Principal       Residual        Average        Average
LTV Ratio (%)             Loans       Principal Balance      Balance       Balanc         Income      Credit Score   Junior Ratio
---------------------- ------------- -------------------- -------------- ------------- --------------- -------------- --------------
0.01 to 10.00               1                    $29,983      0.01%        $29,983         $2,231           667            N/A
10.01 to 20.00              3                    126,643      0.01          42,214         4,466            666            N/A
20.01 to 30.00              18                   952,304      0.07          52,906         20,268           706           36.09
30.01 to 40.00              43                 2,998,182      0.23          69,725         6,951            705           38.42
40.01 to 50.00              77                 4,402,248      0.34          57,172         8,158            695           34.70
50.01 to 60.00             159                 9,411,018      0.72          59,189         10,768           692           30.13
60.01 to 70.00             338                21,944,261      1.69          64,924         11,426           685           26.67
70.01 to 75.00             365                20,672,945      1.59          56,638         12,264           684           24.08
75.01 to 80.00             947                56,461,556      4.34          59,621         10,233           690           22.27
80.01 to 85.00             909                39,965,752      3.07          43,967         9,856            692           18.05
85.01 to 90.00            6,175              285,995,640      21.98         46,315         10,075           695           16.17
90.01 to 95.00            4,730              234,002,149      17.99         49,472         9,073            710           18.96
95.01 to 100.00           10,327             624,035,262      47.97         60,428         6,640            704           21.06
                       ------------- -------------------- -------------- ------------- --------------- -------------- --------------
Total:                    24,092          $1,300,997,943     100.00%       $54,001         $8,352           701          19.85%
                       ------------- -------------------- -------------- ------------- --------------- -------------- --------------

As of the cut-off date, the Weighted average combined LTV ratio based on the current balance of the Loans was approximately 93.60%

Junior Ratio of the Loans
---------------------- ------------ --------------------- ------------- -------------- --------------- -------------- --------------
                                                           Percentage
                                                          of loans by
                                                            Cut-off                       Weighted       Weighted
                                                              Date         Average        Average         Average       Weighted
Range of Junior         Number of       Cut-off Date       Principal      Principal     Combined LTV     Residual        Average
Ratios (%)                Loans      Principal Balance      Balance        Balance         Ratio          Income      Credit Score
---------------------- ------------ --------------------- ------------- -------------- --------------- -------------- --------------
0.01 to 5.00               188                $2,893,355     0.22%         $15,390         79.75%         $9,514           695
5.01 to 10.00             1,135               32,819,086      2.53         28,915          83.75           9,578           695
10.01 to 15.00            4,947              192,135,623     14.79         38,839          88.41           9,438           696
15.01 to 20.00           13,173              733,436,997     56.46         55,677          97.18           7,643           704
20.01 to 25.00            2,625              175,267,163     13.49         66,768          93.29           9,950           702
25.01 to 30.00             959                74,929,882      5.77         78,133          90.05           9,841           697
30.01 to 40.00             701                56,682,291      4.36         80,859          87.07           6,290           692
40.01 to 50.00             217                18,855,751      1.45         86,893          80.43           6,278           693
50.01 to 60.00             70                  7,475,422      0.58         106,792         75.30           9,645           701
60.01 to 70.00             30                  3,041,791      0.23         101,393         74.99           5,048           726
70.01 to 80.00              8                    981,808      0.08         122,726         74.76           8,007           771
80.01 to 90.00              2                    158,723      0.01         79,362          75.23           4,509           642
90.01 to 100.00             2                    269,834      0.02         134,917         52.66           3,367           680
                       ------------ --------------------- ------------- -------------- --------------- -------------- --------------
Total:                   24,057           $1,298,947,725    100.00%        $53,995         93.68%         $8,358           701
                       ------------ --------------------- ------------- -------------- --------------- -------------- --------------

As of the cut-off date, the weighted average junior ratio of the Loans was approximately 19.85%

Original Term to Schedules Maturity of the Loans

---------------------- ------------ --------------------- ------------- -------------- --------------- -------------- --------------
                                                               Percentage
                                                               of loans by
                                                                Cut-off                 Weighted     Weighted
                                                                  Date       Average     Average      Average   Weighted    Weighted
Range of Original Months to       Number of  Cut-off Date      Principal    Principal Combined LTV   Residual   Average     Average
Scheduled Maturity                  Loans    Principal Balance  Balance      Balance      Ratio       Income  Credit Score  Junior Ratio
--------------------------------- ---------- ---------------- ------------ ----------- ----------- ----------- ----------- -----------
1 to 96                              15             $404,376     0.03%      $26,958      69.82%      $5,972       687        18.23%
109 to 120                           89            3,750,466     0.29        42,140      78.79       6,451        720        26.56
169 to 180                         18,042        921,958,507     70.87       51,101      93.53       8,242        702        19.83
181 to 288                           796          48,051,692     3.69        60,366      91.81       6,115        692        23.36
289 to 300                          3,145        200,403,686     15.40       63,721      93.05       8,471        698        18.56
301 and Over                        2,005        126,429,216     9.72        63,057      96.19       10,582       704        20.56
                                  ---------- ---------------- ------------ ----------- ----------- ----------- ----------- -----------
Total:                             24,092     $1,300,997,943    100.00%     $54,001      93.60%      $8,352       701        19.85%
                                  ---------- ---------------- ------------ ----------- ----------- ----------- ----------- -----------
As of the cut-off date, the weighted average original term to maturity of the Loans was approximately 218

Remaining Term to Maturity of the Loans
---------------------- ------------ --------------------- ------------- -------------- --------------- -------------- --------------
Range of Months      Number of     Cut-off Date     Percentage     Average      Weighted      Weighted      Weighted     Weighted
                                                     of loans
                                                    by Cut-off
                                                       Date                      Average       Average                    Average
Remaining to                                         Principal    Principal   Combined LTV    Residual      Average       Junior
Scheduled Maturity     Loans     Principal Balance    Balance      Balance        Ratio        Income     Credit Score     Ratio
-------------------- ----------- ------------------ ------------ ------------ -------------- ------------ ------------- ------------
1 to 96                  15               $404,376     0.03%       $26,958       69.82%        $5,972         687         18.23%
109 to 120               89              3,750,466     0.29        42,140         78.79         6,451         720          26.56
121 to 144               4                  90,192     0.01        22,548         90.46         6,539         641          19.95
145 to 156               2                  43,421     0.01        21,711         95.00         4,258         768          15.74
157 to 168              222             11,379,384     0.87        51,258         93.68         8,368         719          21.48
169 to 180             17,815          910,463,002     69.98       51,107         93.53         8,241         702          19.81
181 to 288              797             48,275,269     3.71        60,571         91.76         6,109         692          23.39
289 to 300             3,143           200,162,617     15.39       63,685         93.06         8,476         698          18.55
301 and Over           2,005           126,429,216     9.72        63,057         96.19        10,582         704          20.56
                     ----------- ------------------ ------------ ------------ -------------- ------------ ------------- ------------
Total:                 24,092       $1,300,997,943    100.00%      $54,001       93.60%        $8,352         701         19.85%
                     ----------- ------------------ ------------ ------------ -------------- ------------ ------------- ------------

As of the cut-off date, the weighted average remaining term to maturity of the Loans was approximately 215

Years of Origination of the Loans
---------------------- ------------ --------------------- ------------- -------------- --------------- -------------- --------------
Years of Origination    Number of     Cut-off Date     Percentage   Average       Weighted     Weighted     Weighted     Weighted
                                                      of loans by
                                                        Cut-off
                                                          Date                    Average       Average      Average      Average
                                       Principal       Principal    Principal     Combined     Residual      Credit       Junior
                          Loans         Balance         Balance      Balance     LTV Ratio      Income        Score        Ratio
----------------------- ----------- ----------------- ------------- ----------- ------------- ------------ ------------ ------------
2002                        1                $10,638     0.01%       $10,638       90.00%       $3,397         715        11.10%
2003                        2                 60,894      0.01        30,447       90.69         3,366         599         24.43
2004                        3                 62,082      0.01        20,694       93.50         8,594         758         14.39
2005                       174             8,991,792      0.69        51,677       93.53         8,623         720         21.81
2006                      17,050         949,690,485     73.00        55,700       94.18         8,738         702         19.69
2007                      6,862          342,182,053     26.30        49,866       92.02         7,456         698         20.25
                        ----------- ----------------- ------------- ----------- ------------- ------------ ------------ ------------
Total:                    24,092      $1,300,997,943    100.00%      $54,001       93.60%       $8,352         701        19.85%
                        ----------- ----------------- ------------- ----------- ------------- ------------ ------------ ------------

Geographic Distribution of the Mortgage Properties of the Loans
---------------------- ------------ --------------------- ------------- -------------- --------------- -------------- --------------
State                      Number       Cut-off Date    Percentage   Average       Weighted     Weighted     Weighted    Weighted
                                                         of loans
                                                        by Cut-off
                                                           Date                    Average       Average      Average    Average
                                         Principal       Principal   Principal     Combined     Residual      Credit     Junior
                           of Loans       Balance         Balance     Balance     LTV Ratio      Income        Score       Ratio
-------------------------- ---------- ----------------- ------------ ----------- ------------- ------------ ------------ -----------
Alabama                       224           $9,401,872     0.72%      $41,973       92.12%       $9,578         702        22.52%
Alaska                        48             2,870,446     0.22        59,801       90.90         6,162         690        25.02
Arizona                      1,294          70,550,540     5.42        54,521       93.99         9,448         701        19.90
Arkansas                      50             1,648,870     0.13        32,977       92.31         4,327         687        24.69
California                   4,252         324,188,645     24.92       76,244       92.63         9,353         698        18.17
Colorado                      805           39,003,996     3.00        48,452       94.11         7,024         708        21.05
Connecticut                   221           11,621,736     0.89        52,587       92.51         5,943         700        20.77
Delaware                      63             3,188,603     0.25        50,613       90.89         7,021         690        21.43
District of Columbia          96             7,640,187     0.59        79,585       92.53        10,602         715        18.36
Florida                      2,556         131,464,427     10.10       51,434       92.73         9,170         698        20.31
Georgia                       923           38,482,697     2.96        41,693       94.99         7,202         700        20.61
Hawaii                        72             6,500,809     0.50        90,289       90.13         9,340         710        20.29
Idaho                         201           10,040,148     0.77        49,951       90.26         9,289         697        21.96
Illinois                      834           42,417,182     3.26        50,860       94.68         7,422         700        20.26
Indiana                       262            8,482,866     0.65        32,377       93.71         5,792         696        24.13
Iowa                          107            3,380,927     0.26        31,597       95.14         4,462         712        20.77
Kansas                        79             2,830,157     0.22        35,825       94.73         6,807         687        21.39
Kentucky                      108            3,508,460     0.27        32,486       96.09         5,555         708        21.20
Louisiana                     123            4,196,643     0.32        34,119       91.93         5,600         705        23.63
Maine                         49             2,120,615     0.16        43,278       95.69         7,574         708        20.81
Maryland                      663           46,414,609     3.57        70,007       93.38         9,354         695        20.00
Massachusetts                 400           25,060,839     1.93        62,652       90.96         9,072         697        19.98
Michigan                      522           18,965,440     1.46        36,332       94.65         7,205         699        20.79
Minnesota                     698           31,858,753     2.45        45,643       93.81         7,177         702        19.49
Mississippi                   40             1,302,556     0.10        32,564       91.28        11,028         692        21.39
Missouri                      381           12,868,121     0.99        33,775       94.56         6,592         710        20.30
Montana                       42             1,997,377     0.15        47,557       90.05         4,233         694        24.10
Nebraska                      44             1,680,000     0.13        38,182       95.06         4,734         710        23.81
Nevada                        827           51,048,749     3.92        61,728       95.58         9,256         705        19.63
New Hampshire                 80             3,705,263     0.28        46,316       91.93         5,784         697        18.91
New Jersey                    619           38,139,062     2.93        61,614       93.79         7,329         696        19.14
New Mexico                    130            6,471,982     0.50        49,784       93.46         8,079         700        22.72
New York                      512           34,704,921     2.67        67,783       93.04         9,003         703        21.00
North Carolina                395           15,985,650     1.23        40,470       94.60         9,582         701        20.58
North Dakota                  21               746,803     0.06        35,562       91.49         5,432         700        26.24
Ohio                          278           10,078,373     0.77        36,253       96.30         8,017         699        21.84
Oklahoma                      115            4,379,415     0.34        38,082       94.17         5,857         693        24.64
Oregon                        387           20,713,865     1.59        53,524       92.25         6,682         705        22.70
Pennsylvania                  386           15,164,412     1.17        39,286       93.03         6,122         694        23.15
Rhode Island                  68             3,469,121     0.27        51,016       93.08         6,140         697        19.63
South Carolina                202            7,675,243     0.59        37,996       95.34         6,396         702        21.27
South Dakota                  15               489,714     0.04        32,648       92.19         4,547         722        19.10
Tennessee                     198            6,450,057     0.50        32,576       95.74         6,062         702        20.06
Texas                        2,135          74,140,379     5.70        34,726       96.91         8,103         717        19.46
Utah                          481           24,555,243     1.89        51,050       94.08         7,339         708        21.59
Vermont                       12               484,919     0.04        40,410       86.90         4,106         691        22.04
Virginia                      913           63,743,390     4.90        69,818       94.81         8,730         704        19.21
Washington                    812           42,180,324     3.24        51,946       92.91         7,088         704        20.19
West Virginia                 27             1,246,226     0.10        46,157       95.57         6,242         685        19.31
Wisconsin                     280           10,001,582     0.77        35,720       93.94         5,006         695        22.58
Wyoming                       42             1,735,725     0.13        41,327       96.32         4,740         700        22.05
                           ---------- ----------------- ------------ ----------- ------------- ------------ ------------ -----------
Total:                      24,092      $1,300,997,943    100.00%     $54,001       93.60%       $8,352         701        19.85%
                           ---------- ----------------- ------------ ----------- ------------- ------------ ------------ -----------

Other includes states and the District of Columbia with under 2% concentrations individually

Property Type of the Loans
-------------------------- ---------- ----------------- ------------ ----------- ------------- ------------ ------------ -----------
                                                        Percentage
                                                         of loans
                                                        by Cut-off                 Weighted     Weighted     Weighted    Weighted
                                        Cut-off Date       Date      Average       Average       Average      Average    Average
                           Number        Principal       Principal   Principal     Combined     Residual      Credit     Junior
Property Type              of Loans       Balance         Balance     Balance     LTV Ratio      Income        Score       Ratio
-------------------------- ---------- ----------------- ------------ ----------- ------------- ------------ ------------ -----------
Apartment                      1               $29,464     0.01%      $29,464       90.00%       $8,733         775        11.11%
Condominium                  2,533         119,714,475     9.20        47,262       95.20         9,056         708        19.03
Condotel                       1                47,191     0.01        47,191       75.00          N/A          655        12.85
Multifamily                  1,748          95,182,542     7.32        54,452       93.81         8,131         709        19.06
PUD Attached                  750           36,261,048     2.79        48,348       95.24         7,060         703        19.33
PUD Detached                 5,144         313,511,831     24.10       60,947       95.14         9,659         705        19.32
Single Family Residence     13,701         727,596,373     55.93       53,105       92.59         7,842         697        20.34
Townhouse/Rowhouse
Attached                      205            8,302,951     0.64        40,502       92.26         6,449         698        21.22
Townhouse/Rowhouse
Detached                       9               352,068     0.03        39,119       97.57         7,096         684        17.89
                           ---------- ----------------- ------------ ----------- ------------- ------------ ------------ -----------
Total:                      24,092      $1,300,997,943    100.00%     $54,001       93.60%       $8,352         701        19.85%
                           ---------- ----------------- ------------ ----------- ------------- ------------ ------------ -----------

Purpose of the Loans
-------------------------- ---------- ----------------- ------------ ----------- ------------- ------------ ------------ -----------
                                                        Percentage
                                                         of loans
                                                        by Cut-off                 Weighted     Weighted     Weighted    Weighted
                                        Cut-off Date       Date      Average       Average       Average      Average    Average
                           Number        Principal       Principal   Principal     Combined     Residual      Credit     Junior
Purpose                    of Loans       Balance         Balance     Balance     LTV Ratio      Income        Score       Ratio
-------------------------- ---------- ----------------- ------------ ----------- ------------- ------------ ------------ -----------
Purchase Money              13,685        $729,699,570    56.09%      $53,321       97.23%       $8,345         712        19.46%
Rate/Term Refinance          3,153         171,595,843     13.19       54,423       91.47         8,418         690        19.51
Cash                         5,847         323,700,136     24.88       55,362       88.19         8,774         687        19.68
Home Improvement              89             4,800,220     0.37        53,935       84.66         6,624         688        25.09
Debt Consolidation           1,307          70,704,460     5.43        54,097       86.74         6,601         682        25.23
Medical                        2                85,529     0.01        42,764       79.13         3,428         676        23.83
Cash Out                       9               412,185     0.03        45,798       95.32        11,791         731        17.22
                           ---------- ----------------- ------------ ----------- ------------- ------------ ------------ -----------
Total:                      24,092      $1,300,997,943    100.00%     $54,001       93.60%       $8,352         701        19.85%
                           ---------- ----------------- ------------ ----------- ------------- ------------ ------------ -----------

Lien Position of the Loans
-------------------------- ---------- ----------------- ------------ ----------- ------------- ------------ ------------ -----------
                                                        Percentage
                                                         of loans
                                                        by Cut-off                 Weighted     Weighted     Weighted    Weighted
                                        Cut-off Date       Date      Average       Average       Average      Average    Average
                           Number        Principal       Principal   Principal     Combined     Residual      Credit     Junior
Lien Position              of Loans       Balance         Balance     Balance     LTV Ratio      Income        Score       Ratio
-------------------------- ---------- ----------------- ------------ ----------- ------------- ------------ ------------ -----------
First Lien                    35            $2,050,218     0.16%      $58,578       46.64%       $4,255         677         N/A
Second Lien                 24,057       1,298,947,725     99.84       53,995       93.68         8,358         701        19.85
                           ---------- ----------------- ------------ ----------- ------------- ------------ ------------ -----------
Total:                      24,092      $1,300,997,943    100.00%     $54,001       93.60%       $8,352         701        19.85%
                           ---------- ----------------- ------------ ----------- ------------- ------------ ------------ -----------

Occupancy Types of the Loans
-------------------------- ---------- ----------------- ------------ ----------- ------------- ------------ ------------ -----------
                                                        Percentage
                                                         of loans
                                                        by Cut-off                 Weighted     Weighted     Weighted    Weighted
                                        Cut-off Date       Date      Average       Average       Average      Average    Average
                           Number        Principal       Principal   Principal     Combined     Residual      Credit     Junior
Owner Occupancy            of Loans       Balance         Balance     Balance     LTV Ratio      Income        Score       Ratio
-------------------------- ---------- ----------------- ------------ ----------- ------------- ------------ ------------ -----------
Primary Residence           18,643      $1,090,894,512    83.85%      $58,515       93.88%       $7,592         698        20.04%
Second/Vacation               893           41,979,506     3.23        47,010       93.01        13,771         724        17.71
Non-Owner Occupied           4,556         168,123,925     12.92       36,902       91.93        11,921         719        19.21
                           ---------- ----------------- ------------ ----------- ------------- ------------ ------------ -----------
Total:                      24,092      $1,300,997,943    100.00%     $54,001       93.60%       $8,352         701        19.85%
                           ---------- ----------------- ------------ ----------- ------------- ------------ ------------ -----------

Debt-to-Income Ratios of the Loans
---------------------- ------------ --------------------- ------------- -------------- --------------- -------------- --------------
Range of Debt-to-Income    Number       Cut-off Date    Percentage   Average       Weighted     Weighted     Weighted    Weighted
                                                         of loans
                                                        by Cut-off
                                                           Date                    Average       Average      Average    Average
                                         Principal       Principal   Principal     Combined     Residual      Credit     Junior
Ratios (%)                 of Loans       Balance         Balance     Balance     LTV Ratio      Income        Score       Ratio
-------------------------- ---------- ----------------- ------------ ----------- ------------- ------------ ------------ -----------
0.01 to 5.00                  15              $637,826     0.05%      $42,522       89.97%       $33,122        703        19.41%
5.01 to 10.00                 45             1,590,299     0.12        35,340       93.44        36,590         707        17.10
10.01 to 15.00                111            4,294,628     0.33        38,690       92.38        22,569         714        20.85
15.01 to 20.00                290           11,773,570     0.90        40,599       90.44        19,820         708        20.54
20.01 to 25.00                656           27,277,013     2.10        41,581       90.54        15,235         710        20.21
25.01 to 30.00               1,328          59,157,430     4.55        44,546       92.16        11,681         710        20.04
30.01 to 35.00               2,465         117,990,011     9.07        47,866       92.24        10,656         703        19.63
35.01 to 40.00               4,573         236,494,658     18.18       51,715       92.91         8,522         697        19.17
40.01 to 45.00               5,943         327,588,223     25.18       55,122       93.63         6,911         697        19.98
45.01 to 50.00               2,466         141,860,422     10.90       57,527       96.02         5,720         699        20.25
50.01 to 55.00                483           25,538,232     1.96        52,874       96.52         4,554         711        20.44
55.01 to 60.00                33             1,928,638     0.15        58,444       95.25         3,441         732        20.78
Greater than 60.00             7               255,094     0.02        36,442       92.97         2,305         714        18.46
                           ---------- ----------------- ------------ ----------- ------------- ------------ ------------ -----------
Subtotal with Debt-to       18,415         956,386,043     73.51       51,935       93.49         8,352         700        19.81
Income Ratios
Not Available                5,677         344,611,900     26.49       60,703       93.93          N/A          704        19.98
                           ---------- ----------------- ------------ ----------- ------------- ------------ ------------ -----------
Total:                      24,092      $1,300,997,943    100.00%     $54,001       93.60%       $8,352         701        19.85%
                           ---------- ----------------- ------------ ----------- ------------- ------------ ------------ -----------

As of the cut-off date, the Weighted average debt-to-income ratio of the Loans was approximately 39.80%

Residual Income of the Loans
------------------------ ------------ -------------------- ------------- -------------- --------------- ------------- --------------
                                                            Percentage
                                                           of loans by
                                                             Cut-off                       Weighted
                                                               Date         Average        Average        Weighted      Weighted
Range of Residual         Number of      Cut-off Date       Principal      Principal     Combined LTV     Average        Average
Income Balances             Loans      Principal Balance     Balance        Balance         Ratio       Credit Score  Junior Ratio
------------------------ ------------ -------------------- ------------- -------------- --------------- ------------- --------------
Less than $1,500             180               $4,519,046     0.35%         $25,106         90.60%          694          25.01%
1,500 - 1,999                535               14,978,977      1.15         27,998          94.36           697           23.05
2,000 - 2,999               2,377              80,406,444      6.18         33,827          94.28           699           21.48
3,000 - 3,999               3,232             130,408,287     10.02         40,349          94.75           698           20.70
4,000 - 4,999               2,949             135,542,664     10.42         45,962          94.13           697           20.29
5,000 - 5,999               2,145             110,782,455      8.52         51,647          94.39           696           19.53
$6,000 and Greater          6,997             479,748,170     36.88         68,565          92.62           703           19.07
                         ------------ -------------------- ------------- -------------- --------------- ------------- --------------
Subtotal with Residual     18,415             956,386,043     73.51         51,935          93.49           700           19.81
Income
Not Available               5,677             344,611,900     26.49         60,703          93.93           704           19.98
                         ------------ -------------------- ------------- -------------- --------------- ------------- --------------
Total:                     24,092          $1,300,997,943    100.00%        $54,001         93.60%          701          19.85%
                         ------------ -------------------- ------------- -------------- --------------- ------------- --------------

As of the cut-off date, the Weighted average residual income of the mortgagors for the Loans was approximately $8,352

Prepayment Penalty Term of the Loans
---------------------- ------------ --------------------- ------------- -------------- --------------- -------------- --------------
Prepayment Penalty         Number of      Cut-off Date     Percentage   Average    Weighted    Weighted    Weighted    Weighted
                                                            of loans
                                                           by Cut-off
                                                              Date                 Average     Average     Average     Average
                                                            Principal   Principal  Combined    Residual    Credit      Junior
Term (months)                Loans      Principal Balance    Balance     Balance   LTV Ratio     Income      Score       Ratio
------------------------ -------------- ------------------ ------------ ---------- ----------- ----------- ----------- -----------
         None               20,351         $1,081,191,652    83.10%      $53,127     93.76%      $8,452       703        19.91%
          12                  719              45,005,047     3.46       62,594      94.72       8,520        697        17.84
          24                  652              34,953,640     2.69       53,610      96.71       7,126        690        18.54
          36                 2,259            130,580,030     10.04      57,804      91.08       7,368        687        20.44
          60                   9                  537,381     0.04       59,709      97.68       4,932        729        18.96
         Other                102               8,730,192     0.67       85,590      93.26       19,202       705        20.36
                         -------------- ------------------ ------------ ---------- ----------- ----------- ----------- -----------
Total:                      24,092         $1,300,997,943    100.00%     $54,001     93.60%      $8,352       701        19.85%
                         -------------- ------------------ ------------ ---------- ----------- ----------- ----------- -----------

Other means not 0, 12, 24, 36, or 60 months and not more than 60 months.

Documentation Type of the Loans
---------------------------- ---------- ----------------- ------------ ----------- ------------ ----------- ------------ -----------
                                                          Percentage
                                                           of loans
                                                          by Cut-off                Weighted    Weighted     Weighted    Weighted
                                          Cut-off Date       Date      Average       Average    Average       Average    Average
                             Number        Principal       Principal   Principal    Combined    Residual      Credit     Junior
Documentation Types          of Loans       Balance         Balance     Balance     LTV Ratio     Income       Score       Ratio
---------------------------- ---------- ----------------- ------------ ----------- ------------ ----------- ------------ -----------
Full Documentation             6,719        $310,178,266    23.84%      $46,164      94.10%       $6,688        704        21.23%
Lite Documentation              696           27,377,966     2.10        39,336       93.27       5,302         718        20.91
Stated Income                 10,074         573,002,388     44.04       56,879       93.17       9,309         696        19.06
NINA                            598           30,876,430     2.37        51,633       93.14        N/A          702        20.64
No Ratio                       3,995         259,789,193     19.97       65,029       95.36        N/A          705        19.92
Fast Doc/Reduced                150            9,470,458     0.73        63,136       95.15       13,787        709        18.86
One Paystub                     321           12,027,880     0.92        37,470       96.30       5,219         721        19.57
Stated Income/Stated Asset      455           24,329,085     1.87        53,471       91.42       9,899         702        18.55
No Documentation               1,084          53,946,277     4.15        49,766       87.47        N/A          705        19.91
                             ---------- ----------------- ------------ ----------- ------------ ----------- ------------ -----------
Total:                        24,092      $1,300,997,943     100%       $54,001      93.60%       $8,352        701        19.85%
                             ---------- ----------------- ------------ ----------- ------------ ----------- ------------ -----------

FREE WRITING PROSPECTUS
Supplemental

                                           $1,231,394,000 (Approximate)

                                   HOME EQUITY LOAN PASS-THROUGH CERTIFICATES,
                                             SERIES 2007-HSA2

                               RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.
                                     DEPOSITOR (SEC FILE NO. 333-140605)
                                                  DEPOSITOR

                                       RESIDENTIAL FUNDING COMPANY, LLC
                                          Seller and Master Servicer

                                                April 20, 2007
------------------------------------------------------------------------------------------------------------------

 Any transactions in the Offered Certificates will be effected through Residential Funding Securities, LLC

     Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information

Any transactions in the certificates will be effected through Residential Funding Securities, LLC.

The information herein has been provided solely by Residential Funding Securities, LLC ("RFS")
based on information with respect to the mortgage loans provided by Residential Funding Company,
LLC ("RFC") and its affiliates. RFS is a wholly owned subsidiary of RFC.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE  DEPOSITOR  HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A  PROSPECTUS)  WITH THE SEC FOR THE
OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN
THAT  REGISTRATION  STATEMENT  AND OTHER  DOCUMENTS  THE  DEPOSITOR  HAS FILED  WITH THE SEC FOR MORE
COMPLETE  INFORMATION  ABOUT  THE  DEPOSITOR  AND THE  OFFERING.  YOU MAY GET THESE  DOCUMENTS  AT NO
CHARGE BY  VISITING  EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE  DEPOSITOR,  ANY
UNDERWRITER  OR ANY DEALER  PARTICIPATING  IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT
NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE (888) 523-3990.

The  certificates  may not be suitable for all investors.  RFS and its  affiliates may acquire,  hold or sell positions in these  certificates,  or in related  derivatives,  and may have an investment or commercial banking relationship with the depositor.

The certificates referred to in these materials are being sold when, as and if issued.  The issuing entity is not obligated to issue such certificate or any similar certificate and RFS's obligation to deliver such certificate is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such certificate when, as and if issued by the issuing entity.  You are advised that the terms of the certificates of any series, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series.  You are advised that certificates may not be issued that have the characteristics described in these materials.  RFS's obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials.  If for any reason RFS does not deliver such certificates, RFS will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the
Securities and Exchange Commission because they contain important information.

This free writing  prospectus is being delivered to you solely to provide you with information  about the  offering of the  certificates  referred  to in this free  writing  prospectus  and to solicit an offer to purchase the  certificates,  when, as and if issued.  Any such offer to purchase made by you will not be accepted and will not  constitute a contractual  commitment by you to purchase any of the certificates  until we have  accepted  your offer to  purchase  certificates.  We will not accept any offer by you to  purchase  the  certificates,  and you will not have any  contractual  commitment  to purchase any of the certificates  until after you have received the preliminary  prospectus.  You may withdraw  your offer to  purchase  certificates  at any time prior to our  acceptance  of your offer.
The information in this free writing  prospectus  supersedes any  information  contained in any prior materials relating to the certificates.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

RFS and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the certificates mentioned herein or derivatives thereof (including options).  Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these certificates prior to the time of your commitment to purchase any certificates.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these certificates in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFS's judgment as of this date and are subject to change.  All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions;
there may be differences between these assumptions and your actual business practices. Further, RFS does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility.  RFS (or any of its affiliates) or their officers, directors, analysts or employees may have positions in certificates, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such certificates, commodities or derivative instruments. In addition, RFS may make a market in the certificates referred to herein.

Finally,  RFS has not addressed the legal,  accounting and tax  implications of the analysis with respect to you, and RFS strongly urges you to seek advice from your counsel, accountant and tax advisor.

------------------------------------------------------
        Class A-1V Net WAC Cap Rate Schedule
------------------------------------------------------
  Period          Payment Date          Net WAC Cap
                                       Rate (%) (1)
------------ ------------------------ ----------------
     1            May 25, 2007             10.72
     2            June 25, 2007            9.68
     3            July 25, 2007            10.01
     4           August 25, 2007           9.69
     5         September 25, 2007          9.69
     6          October 25, 2007           10.01
     7          November 25, 2007          9.69
     8          December 25, 2007          10.01
     9          January 25, 2008           9.69
    10          February 25, 2008          9.69
    11           March 25, 2008            10.36
    12           April 25, 2008            9.69
    13            May 25, 2008             10.01
    14            June 25, 2008            9.69
    15            July 25, 2008            10.02
    16           August 25, 2008           9.69
    17         September 25, 2008          9.69
    18          October 25, 2008           10.02
    19          November 25, 2008          9.70
    20          December 25, 2008          10.02
    21          January 25, 2009           9.70
------------ ------------------------ ----------------

Notes:
    (1)  Run at the Pricing Speed Assumption to the optional call date.

                                         Class A Sensitivity Analysis
                                               To 10% Call

--------------------------------- ----------- ------------ ----------- ----------- ------------ -----------
Prepayment Assumptions              0% PPC      50% PPC     75% PPC     100% PPC    125% PPC     150% PPC
--------------------------------- ----------- ------------ ----------- ----------- ------------ -----------
Classes A-1V and A-1F
Avg. Life (yrs)                     11.84        1.64         1.15        0.90        0.75         0.64
Principal Window                   1 - 177      1 - 41       1 - 28      1 - 21      1 - 17       1 - 14
Principal Window Months              177          41           28          21          17           14
--------------------------------- ----------- ------------ ----------- ----------- ------------ -----------
Class A-2
Avg. Life (yrs)                     14.74        4.06         2.67        2.00        1.60         1.33
Principal Window                  177 - 177     41 - 57     28 - 37     21 - 27      17 - 22     14 - 18
Principal Window Months               1           17           10          7            6           5
--------------------------------- ----------- ------------ ----------- ----------- ------------ -----------
Class A-3
Avg. Life (yrs)                     15.06        6.80         4.16        3.00        2.30         1.85
Principal Window                  177 - 208    57 - 119     37 - 67     27 - 47      22 - 36     18 - 27
Principal Window Months               32          63           31          21          15           10
--------------------------------- ----------- ------------ ----------- ----------- ------------ -----------
Class A-4
Avg. Life (yrs)                     19.88        12.42        7.68        5.00        3.70         2.81
Principal Window                  208 - 254    119 - 169    67 - 115    47 - 80      36 - 56     27 - 43
Principal Window Months               47          51           49          34          21           17
--------------------------------- ----------- ------------ ----------- ----------- ------------ -----------
Class A-5
Avg. Life (yrs)                     21.16        14.08        9.58        7.05        5.29         4.11
Principal Window                  254 - 254    169 - 169   115 - 115    80 - 85      56 - 66     43 - 53
Principal Window Months               1            1           1           6           11           11
--------------------------------- ----------- ------------ ----------- ----------- ------------ -----------
Class A-6
Avg. Life (yrs)                     12.90        7.59         6.72        5.91        4.98         4.20
Principal Window                   37 - 177    37 - 169     37 - 115    37 - 85      37 - 66     37 - 53
Principal Window Months              141          133          79          49          30           17
--------------------------------- ----------- ------------ ----------- ----------- ------------ -----------

                                      Class A Sensitivity Analysis
                                               To Maturity

--------------------------------- ----------- ------------ ----------- ----------- ------------ -----------
Prepayment Assumptions              0% PPC      50% PPC     75% PPC     100% PPC    125% PPC     150% PPC
--------------------------------- ----------- ------------ ----------- ----------- ------------ -----------
Classes A-1V and A-1F
Avg. Life (yrs)                     11.84        1.64         1.15        0.90        0.75         0.64
Principal Window                   1 - 177      1 - 41       1 - 28      1 - 21      1 - 17       1 - 14
Principal Window Months              177          41           28          21          17           14
--------------------------------- ----------- ------------ ----------- ----------- ------------ -----------
Class A-2
Avg. Life (yrs)                     14.74        4.06         2.67        2.00        1.60         1.33
Principal Window                  177 - 177     41 - 57     28 - 37     21 - 27      17 - 22     14 - 18
Principal Window Months               1           17           10          7            6           5
--------------------------------- ----------- ------------ ----------- ----------- ------------ -----------
Class A-3
Avg. Life (yrs)                     15.06        6.80         4.16        3.00        2.30         1.85
Principal Window                  177 - 208    57 - 119     37 - 67     27 - 47      22 - 36     18 - 27
Principal Window Months               32          63           31          21          15           10
--------------------------------- ----------- ------------ ----------- ----------- ------------ -----------
Class A-4
Avg. Life (yrs)                     20.05        12.56        7.84        5.00        3.70         2.81
Principal Window                  208 - 269    119 - 177    67 - 134    47 - 80      36 - 56     27 - 43
Principal Window Months               62          59           68          34          21           17
--------------------------------- ----------- ------------ ----------- ----------- ------------ -----------
Class A-5
Avg. Life (yrs)                     23.43        15.75       13.54       10.34        6.74         4.25
Principal Window                  269 - 296    177 - 250   134 - 195    80 - 177    56 - 146     43 - 67
Principal Window Months               28          74           62          98          91           25
--------------------------------- ----------- ------------ ----------- ----------- ------------ -----------
Class A-6
Avg. Life (yrs)                     12.90        7.59         6.81        6.29        5.95         5.59
Principal Window                   37 - 177    37 - 177     37 - 177    37 - 177    37 - 144     37 - 118
Principal Window Months              141          141         141         141          108          82
--------------------------------- ----------- ------------ ----------- ----------- ------------ -----------

                                          Rating Agency Contacts

----------------------------------------------------------------------------------------------------------------------------------------
                                             NAME                                                         PHONE EXTENSION
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 Moody's:                                   Peter Genis                                                   (212) 553-7764
 S&P:                                        Ann Rossmann                                                 (212) 438-2610
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